As filed with the Securities and Exchange Commission on August 28, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Upland Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2992077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Congress Avenue, Suite 1850

Austin, Texas  78701

(512) 960-1010

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John T. McDonald

Chief Executive Officer and Chairman of the Board of Directors

UPLAND SOFTWARE, INC.

401 Congress Avenue, Suite 1850

Austin, Texas  78701

(512) 960-1010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven M. Tyndall

Pillsbury Winthrop Shaw Pittman LLP

401 Congress Avenue, Suite 1700

Austin, Texas  78701

(512) 580-9612

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share	7,208,489	$23.46	$169,111,151.94	$19,599.98

(1)        Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions. The shares may be offered for resale by the selling stockholders pursuant to the shelf prospectus contained herein.

(2)        Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on an average of the high and low reported sales prices of the registrant’s shares of common stock, as reported on the NASDAQ Global Market on August 24, 2017 of $23.70 and $23.21, respectively.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2017

Prospectus

7,208,489 Shares

UPLAND SOFTWARE, INC.

Common Stock

This prospectus relates to the offer and resale, if any, of up to 7,208,489 shares of common stock of Upland Software, Inc. by the selling stockholders identified in this prospectus.

The selling stockholders will receive all of the proceeds from any sales of its shares of our common stock. Upland Software, Inc. is not selling any shares of common stock pursuant to this prospectus and will not receive any of the proceeds from any sale of any of the shares of our common stock sold by the selling stockholders.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 6.

Our common stock is traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “UPLD”. On August 24, 2017, the last sale price of our common stock as reported on NASDAQ was $23.42 per share.

We are an “emerging growth company” under the federal securities laws and, as such, we may elect to comply with certain reduced public company reporting requirements for certain filings with the Securities and Exchange Commission.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 1 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2017.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Upland,” “we,” “us” and “our” refer to Upland Software, Inc.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” included in or incorporated by reference into our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus, together with all of the other information appearing in or incorporated by reference into this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. See the section entitled “Risk Factors” above for a discussion of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

ABOUT UPLAND SOFTWARE, INC.

We provide cloud-based enterprise work management software. We define enterprise work management software as software that enables organizations to effectively plan, manage, and execute projects and work. Our software applications address enterprise work challenges in the following categories:

•                  Project & Information Technology (IT) Management. Enables users to manage their organization’s projects, professional workforce, and IT costs.

•                  Workflow Automation. Enables users to automate document-intensive workflow business processes across their enterprise and supply chain.

•                  Digital Engagement. Enables users to more effectively engage with their customers, prospects, and community via the web and mobile technologies.

Our subscription agreements are typically sold either on a per-seat basis or on a minimum contracted volume basis with overage fees billed in arrears, depending on the application being sold. Contract terms typically range from one to three years and are prepaid annually in advance. We service customers ranging from large global corporations and government agencies to small- and medium-sized businesses. We have more than 2,500 customers with over 250,000 users across a broad range of industries, including financial services, retail, technology, manufacturing, education, consumer goods, media, telecommunications, government, food and beverage, healthcare, and life sciences.

Through a series of acquisitions and integrations, we have established a family of software applications under the Upland brand. To support continued growth, we intend to pursue acquisitions of complementary technologies, products and businesses. This will expand our product families, and customer base and market access resulting in increased benefits of scale.  We will prioritize acquisitions within the product categories we currently serve, including Project & IT Management, Workflow Automation, and Digital Engagement.

We completed our initial public offering in November 2014 and our common stock is listed on the NASDAQ Global Market under the symbol “UPLD.”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of our initial public offering, or November 12, 2019, (2) the beginning of the first fiscal year after our annual gross revenue is $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved.

We were incorporated in Delaware in 2010. Our principal executive offices are located at 401 Congress Avenue, Suite 1850, Austin, TX 78701, and our telephone number is (855) 944-7526. Our website is www.uplandsoftware.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section included elsewhere in this prospectus and our financial information incorporated by reference herein.

The Offering

Common Stock Offered by the Selling Stockholders	Up to 7,208,489 shares

Common Stock Outstanding	20,790,039 shares (as of August 24, 2017)

Terms of the Offering	The selling stockholders will determine when and how they sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”

NASDAQ Symbol	UPLD

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or commissions.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus may offer to sell from time to time in the future up to an aggregate of 7,208,489 shares of our common stock. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares by them. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the selling stockholders may change over time. As used in this prospectus, “selling stockholder” includes the donees, transferees, heirs, executors, administrators, legal representatives, pledgees or others who may later hold any of the selling stockholders’ interests. As of the date of this prospectus, the selling stockholders hold an aggregate of 7,208,489  shares of our common stock.

On December 20, 2013, we entered into an Amended and Restated Investors’ Rights Agreement, dated December 20, 2013 (the “Investors’ Rights Agreement”) between us, the selling stockholders and the other persons named therein, in connection with a private placement of shares of our Preferred Stock, all which converted into shares of common stock upon the closing of our initial public offering. Pursuant to the Investors’ Rights Agreement, we have agreed to prepare, on behalf of the selling stockholders, this registration statement on Form S-3 to register with the SEC the offer and sale of the shares of common stock that may be sold by the selling stockholders in this offering.

The table below sets forth information regarding the selling stockholders’ respective beneficial ownership of our common stock (i) as of August 28, 2017, prior to the offering, and (ii) upon completion of the offering, assuming the sale by the selling stockholders of all shares of common stock covered by this prospectus upon completion of the offering. The percentage of beneficial ownership is calculated based on 20,790,039 shares of common stock outstanding as of August 24, 2017. We have determined beneficial ownership in accordance with SEC rules.

	Beneficial Ownership of Common Stock Prior to the Offering		Common Stock	Beneficial Ownership of Common Stock After the Offering(1)
Name of Selling Stockholder	Number of Shares	Percent of Class(2)	Saleable Pursuant to This Prospectus	Number of Shares	Percent of Class
Acorn Performance Group, Inc.(3)	1,803,574	8.7%	1,803,574	—	—
EPM Live, Inc.(3)(4)	1,000,000	4.8%	1,000,000	—	—
Wave Systems Corp.(3)	2,222,331	10.7%	2,222,331	—	—
Austin Ventures IX, L.P.(5)	873,034	4.2%	873,034	—	—
Austin Ventures X, L.P.(6)	1,309,550	6.3%	1,309,550	—	—

(1)

Assumes that the selling stockholders will sell all of the shares of common stock offered pursuant to this prospectus. We cannot assure you that the selling stockholders will sell all or any of these shares.

(2)	Based on 20,790,039 shares of our common stock outstanding as of August 24, 2017.
(3)

Acorn Performance Group, Inc., EPM Live, Inc. (“EPM Live”) and Wave Systems Corp. is each a controlled subsidiary of ESW Capital, LLC (“ESW”). Joseph Liemandt is the sole voting member of ESW. Each of ESW and Mr. Liemandt has or may be deemed to have sole or shared voting and/or investment power over securities held by such selling stockholders. The business address and principal executive offices of the each of ESW, Mr. Liemandt and the affiliated selling stockholders is 401 Congress Avenue, Suite 2650, Austin, Texas 78701.

(4)

On March 14, 2016, the Company acquired substantially all of the assets of EPM Live (formerly “Hipcricket, Inc.”) in exchange for the issuance to EPM Live of 1,000,000 shares of common stock of the Company and the transfer of Company’s EPM Live product business.

(5)

AV Partners IX, L.P. (“AVP IX LP”), the general partner of Austin Ventures IX, L.P. (“AV IX”), and AV Partners IX, L.L.C. (“AVP IX LLC”), the general partner of AVP IX LP, may be deemed to have sole power to vote the shares held by AV IX, and Joseph C. Aragona, Kenneth P. DeAngelis, Christopher A. Pacitti, Philip S. Siegel and John D. Thornton, who are members of or are associated with AVP IX LLC, may be deemed to have shared power to vote these shares. Such persons and entities disclaim beneficial ownership of shares held by AV IX, except to the extent of any pecuniary interest therein. Mr. Thornton is a member of our board of directors. The address of AV IX is 300 West 6th Street, Suite 2300, Austin, Texas 78701.

(6)

AV Partners X, L.P. (“AVP X LP”), the general partner of Austin Ventures X, L.P. (“AV X”), and AV Partners X, L.L.C. (“AVP X LLC”), the general partner of AVP X LP, may be deemed to have sole power to vote the shares held by AV X, and Joseph C. Aragona, Kenneth P. DeAngelis, Christopher A. Pacitti, Philip S. Siegel and John D. Thornton, who are members of or are associated with AVP X LLC, may be deemed to have shared power to vote these shares. Such persons and entities disclaim beneficial ownership of shares held by AV X, except to the extent of any pecuniary interest therein. Mr. Thornton is a member of our board of directors. The address of AV X is 300 West 6th Street, Suite 2300, Austin, Texas 78701.

PLAN OF DISTRIBUTION

The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price less any discounts, commissions and expenses of the selling stockholders related to this offering. The sale or distribution of all or any portion of the common shares covered by this prospectus may be effected from time to time by the selling shareholders, or any of their permissible transferees or pledgees. The sales may be made directly, indirectly through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis, in the over-the-counter market, on any national securities exchange or automated quotation system on which the common shares covered by this prospectus may be listed or traded, in privately negotiated transactions, to or through a market maker, or through any other legally available means. In addition, the sales may be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchase of shares to be made directly or through agents.

The shares offered by this prospectus may be sold from time to time to purchasers:

•             directly by the selling stockholders; or

•             through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchaser(s) of the shares. These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.

The shares offered in this prospectus may be sold in one or more transactions at:

•             fixed prices;

•             prevailing market prices at the time of sale;

•             prices related to such prevailing market prices;

•             varying prices determined at the time of sale; or

•             negotiated prices.

These sales may be effected in one or more transactions:

•             on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including NASDAQ;

•             in the over-the-counter market;

•             in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•             in privately negotiated transactions, distributions or transfers (other than for value) by the selling stockholders to limited partners, members or stockholders of the selling stockholders or transfers (other than for value) to any corporation, partnership or other business entity that is the direct or indirect affiliate of the selling stockholders;

•             in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•             in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•             through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•             through the settlement of short sales; or

•             through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

•             enter into transactions with a broker-dealer, affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus, in which case such other party may use shares of our common stock received from the selling stockholders to close out any short positions created;

•             sell our common stock short itself pursuant to this prospectus and use shares of our common stock held by it to close out its short positions;

•             enter into option or other types of transactions that require the selling stockholders to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus; or

•             loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A short sale of shares by a broker-dealer, financial institution or the selling stockholders would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholders may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholders may consider, among other things, the price of shares available for purchase in the open market. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. Any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent that the shares offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those shares on different terms pursuant to another prospectus supplement.

The shares are listed on the NASDAQ Global Market under the symbol “UPLD”.

There can be no assurance that the selling stockholders will sell any or all of the shares under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. In addition, the selling stockholders may sell the common stock by any other legally available means. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

In the Investors’ Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the shares to the public incurred by us, including the payment of federal securities law and state blue sky registration fees. We will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares nor any other fees or expenses incurred by the selling stockholders in connection with the registration of the shares.

Agents and underwriters may be entitled under agreements entered into with the selling stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business. The specific terms of any lock-up provisions in respect of any given offering will be described in an applicable prospectus supplement.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

We will not receive any proceeds from sales of any securities by the selling stockholders.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Austin, TX.

EXPERTS

The consolidated financial statements of Upland Software, Inc. as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, appearing in Upland Software, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC.  The address of that website is http://www.sec.gov.  The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus.

Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus.  Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.  We have filed with the SEC, and incorporate by reference into this prospectus:

•                  our Annual Report on Form 10-K for the year ended December 31, 2016;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•                  our Current Reports on Form 8-K filed on January 11, 2017, March 9, 2017, April 24, 2017, June 6, 2017, June 7, 2017, June 12, 2017, July 13, 2017  and August 3, 2017;

•                  our Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders, filed on April 28, 2017; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 3, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus.  We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Upland Software, Inc., 401 Congress Avenue, Suite 1850, Austin, TX 78701, telephone (512) 960-1031.  We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2017

7,208,489 Shares

UPLAND SOFTWARE, INC.

Common Stock

Prospectus

You should rely only on the information contained in this prospectus and any applicable prospectus supplement or amendment hereto. We have not authorized any person to provide you with different information. This prospectus is not an offer to sell, and is not soliciting an offer to buy, these securities in any state or jurisdiction where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but our business, financial condition or results of operations may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item                                14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, if any, payable by us relating to the sale of securities being registered. The selling stockholders are responsible for any expenses incurred by them for brokerage, accounting, tax or legal or other services incurred by the selling stockholders in disposing of securities held by it, as well as any underwriting discount or commissions. All amounts are estimates except the SEC registration fee.

Item	Amount
SEC registration fee	$19,599.98
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Miscellaneous	$7,500

Total	$52,099.98

Item                                15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.  Article X of the Registrant’s Restated Certificate of Incorporation, Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, and Article VIII of the Registrant’s Amended and Restated Bylaws, Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.  The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item                      16. Exhibits

Exhibit Number	Description of Document

4.1

Amended and Restated Investors’ Rights Agreement among the Registrant and certain stockholders, dated December 20, 2013 (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, file number 333-198574, filed with the SEC on September 4, 2014).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q, file number 001-36720, filed with the SEC on December 22, 2014).

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Accounting Firm.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*                      Filed herewith.

Item                                17. Undertakings

The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)                               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)                                 That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period (if any), to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on August 25, 2017.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John T. McDonald and Michael D. Hill, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. McDonald	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 25, 2017
John T. McDonald.

/s/ Michael D. Hill	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	August 25, 2017
Michael D. Hill

/s/ David May	Director	August 25, 2017
David May

/s/ Rodney C. Favaron	Director	August 25, 2017
Rodney C. Favaron

/s/ John D. Thornton	Director	August 25, 2017
John D. Thornton

/s/ Stephen E. Courter	Director	August 25, 2017
Stephen E. Courter

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1

Amended and Restated Investors’ Rights Agreement among the Registrant and certain stockholders, dated December 20, 2013 (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, file number 333-198574, filed with the SEC on September 4, 2014).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q, file number 001-36720, filed with the SEC on December 22, 2014).

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Accounting Firm.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*       Filed herewith.